UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013 (December 19, 2013)

DEVON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 WEST SHERIDAN AVE., OKLAHOMA CITY, OK	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2013, Devon Energy Corporation (the “Company”) closed its previously announced public offering of $500 million aggregate principal amount of its Floating Rate Senior Notes due 2015 (the “2015 Floating Rate Notes”), $350 million aggregate principal amount of its Floating Rate Senior Notes due 2016 (the “2016 Floating Rate Notes” and, collectively with the 2015 Floating Rate Notes, the “Floating Rate Notes”), $650 million aggregate principal amount of its 1.200% Senior Notes due 2016 (the “2016 Notes”) and $750 million aggregate principal amount of its 2.250% Senior Notes due 2018 (the “2018 Notes” and, collectively with the 2016 Notes, the “Fixed Rate Notes” and, the Fixed Rate Notes together with the Floating Rate Notes, the “Notes”). The Notes were issued pursuant to an indenture dated as of July 12, 2011 (the “Base Indenture”), between the Company and UMB Bank, National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 3, dated as of December 19, 2013 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Company is filing the Supplemental Indenture as Exhibit 4.1 to this report. By filing this report, the Company is causing this exhibit to be incorporated by reference herein.

The Notes are general obligations of the Company, which rank equally with all existing and future unsecured and unsubordinated debt of the Company. The 2015 Floating Rate Notes will bear interest at a floating rate per annum equal to three-month LIBOR plus 0.45%. The 2016 Floating Rate Notes will bear interest at a floating rate per annum equal to three-month LIBOR plus 0.54%. The 2016 Notes will bear interest at a rate of 1.200% per annum. The 2018 Notes will bear interest at a rate of 2.250% per annum.

Interest on the Floating Rate Notes will be payable quarterly March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2014, to persons who are registered holders of the Floating Rate Notes on the immediately preceding March 1, June 1, September 1 or December 1, respectively. Interest on the Fixed Rate Notes will be payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2014, to persons who are registered holders of the Fixed Rate Notes on the immediately preceding June 1 or December 1, respectively.

The Indenture limits the ability of the Company to incur liens, consolidate, merge or sell its assets, in each case subject to certain qualifications set forth in the Indenture.

The 2015 Floating Rate Notes will mature on December 15, 2015. The 2016 Floating Rate Notes will mature on December 15, 2016. The 2016 Notes will mature on December 15, 2016. The 2018 Notes will mature on December 15, 2018. The Company may redeem the 2016 Notes at any time before their maturity date, or the 2018 Notes prior to one month before their maturity date, at any time, in whole or in part, at its option at a redemption price equal to the greater of (1) 100% of the principal amount of the Fixed Rate Notes then outstanding to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the maturity date computed in accordance with the Indenture, plus, in each case, accrued and unpaid interest, if any, to the redemption date. On or after the date that is one month prior to the maturity for the 2018 Notes, the Company may, at its option, redeem the 2018 Notes at any time, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2018 Notes, plus accrued and unpaid interest to, but not including, the redemption date.

As described in the Current Report on Form 8-K of the Company filed with the Securities Exchange Commission (the “SEC”) on November 22, 2013, on November 20, 2013, Devon Energy Production Company, L.P., an Oklahoma limited partnership (“Buyer”) and wholly-owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with GeoSouthern Intermediate Holdings, LLC (“GeoSouthern Intermediate”), and, solely with respect to certain sections specified therein, GeoSouthern Energy Corporation (“GeoSouthern”). Pursuant to the Purchase Agreement, Buyer has agreed to acquire (the “GeoSouthern Transaction”) GeoSouthern Intermediate’s interests in certain affiliates that own certain oil and gas properties, leasehold mineral interests and related assets located in the Eagle Ford Shale in South Texas. If the Company does not complete the GeoSouthern Transaction on or before June 30, 2014 (the “Special Mandatory Redemption Deadline”), or if the Purchase Agreement is terminated prior to the Special Mandatory Redemption Deadline, then the Company will redeem the Notes on the special mandatory redemption date, which is the fifteenth business day following the earlier to occur of (1) the Special Mandatory Redemption Deadline and (2) the date, if any, the Purchase Agreement is terminated. If the Company is required to redeem the Notes according to the special mandatory redemption, the Notes will be redeemed at a special mandatory redemption price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the special mandatory redemption date.

The Notes were offered and sold pursuant to the Company’s registration statement on Form S-3 filed on December 12, 2011 (File No. 333-178453). The Company has filed with the SEC a prospectus supplement, dated December 11, 2013, together with the accompanying prospectus, dated December 12, 2011, relating to the offering and sale of the Notes. This report does not constitute an offer to sell or solicitation of an offer to buy the Notes.

The above description is qualified in its entirety by reference to the terms of the Base Indenture (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on July 12, 2011) and the Supplemental Indenture attached hereto as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

4.1	Supplemental Indenture No. 3, dated as of December 19, 2013 by and between Devon Energy Corporation, as issuer, and UMB Bank, National Association, as trustee for the Notes.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2013

Devon Energy Corporation

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President, Corporate Governance and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture No. 3, dated as of December 19, 2013, by and between Devon Energy Corporation, as issuer, and UMB Bank, National Association, as trustee for the Notes.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).